Exhibit 99.2


     Former Head of Genentech Manufacturing Named to Similar Post at VaxGen
                James Panek to Head VaxGen Manufacturing Program

     BRISBANE, Calif. - February 7, 2002 - VaxGen Inc. (Nasdaq: VXGN) announced today that it has appointed James P. Panek senior vice president of Manufacturing Operations. Panek served most recently as senior vice president of Product Operations at Genentech, Inc., where he led the development of the world's largest biotechnology manufacturing facility prior to retiring from the company in January 2001.

     At VaxGen, Panek will oversee development of the company's manufacturing program, including the evaluation of commercial manufacturing alternatives and construction of any manufacturing facilities that may be required. Panek also will be responsible for the manufacture of the company's HIV/AIDS vaccine, AIDSVAX, if it proves effective, and any other products the company may develop in the future.

     "Jim is a pioneer in the industrial production of complex proteins and has extraordinary expertise in building large-scale manufacturing operations and manufacturing licensed products developed from recombinant technology," said Lance K. Gordon, Ph.D., VaxGen's chief executive officer. "He was a key member of the team that helped Genentech grow into one of, if not the most, successful biotechnology manufacturing companies in the world. If AIDSVAX proves effective, one of Jim's most important missions will be to help VaxGen travel the shortest path between clinical success and bringing the product to market."

     At Genentech, Panek held a number of positions of increasing responsibility. In his most recent position at Genentech, he served as senior vice president of Product Operations and was responsible for all operations involved in supplying products for pre-clinical, clinical and commercial use. These operations included biochemical and pharmaceutical manufacturing, process development, QA/QC compliance, engineering and facilities.

     In his nearly two decades at Genentech, Panek was responsible for the design, construction and maintenance of all facilities, and led the development of manufacturing facilities that enabled U.S. Food and Drug Administration approval and launch of recombinant products to treat pediatric growth hormone deficiency (Nutropin Depot(R) and Protropin(R)), heart attack (TNKase(TM)), non-Hodgkin's lymphoma (Rituxan(R)) and breast cancer (Herceptin(R)). He was also responsible for the purification of all human pharmaceuticals for clinical and market use, and led the successful start-up and licensure of operations for purification of Activase(R), the first large-scale cell culture product approved by the FDA.

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     Prior to joining Genentech, Panek spent six years with Eli Lilly in a variety of engineering and development positions.

     Panek holds a bachelor's and a master's degree in chemical engineering from the University of Michigan. He has served as a member of the Board of Directors of the Bay Area Bioscience Center and on the Advisory Council of the Bay Area Chapter of the International Society for Pharmaceutical Engineering (ISPE).

     VaxGen is the only company with preventive HIV vaccines in Phase III trials, the final stage before regulatory approval can be sought. The company's two Phase III trials - one in North America and Europe and another in Thailand - are meant to determine how well the vaccine, AIDSVAX, prevents HIV infection in humans. The North America/Europe trial is scheduled for completion in November 2002, and the trial in Thailand is scheduled to end about nine months later.

     VaxGen is located in Brisbane, Calif. For more information, please visit the company's web site at www.vaxgen.com.

     AIDSVAX(R) is a registered trademark of VaxGen.

Note: This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause VaxGen's actual results to be materially different from historical results, expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, uncertainties related to the progress, costs and results of the Company's Phase III clinical trials and the Company's ability to fund the Thai trial to completion, the progress of other internal research and development projects, the Company's ability to demonstrate efficacy of AIDSVAX in clinical trials, the Company's ability to obtain regulatory approval to market AIDSVAX and the Company's ability to secure commercial-scale manufacturing for AIDSVAX. Reference should be made to VaxGen's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 2001, under the headings "Factors Affecting Future Results" and "Business" and to VaxGen's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001, under the heading "Risk Factors," for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.

             Media Contact:
             Kesinee Angkustsiri Yip
             Associate Director, Corporate Communications
             (650) 624-2304

             Investor Contact:

             Lance Ignon
             Vice President, Corporate Communications
             (650) 624-1016